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                                                                    EXHIBIT 2.2
                            CERTIFICATE OF MERGER
                                     OF
                         CELLULAR WHOLESALERS, INC.
                                    INTO
                       INTELLICELL MERGER SUB, INC.
                     (UNDER SECTION 252 OF THE GENERAL
                  CORPORATION LAW OF THE STATE OF DELAWARE)

INTELLICELL MERGER SUB, INC. hereby certifies that:

(1) The name and state of incorporation of each of the constituent corporations are:

      (a)  Cellular Wholesalers, Inc, a Illinois corporation; and
      (b)  Intellicell Merger Sub, Inc., a Delaware corporation.

(2) An agreement of merger has been approved, adopted, certified, executed, and acknowledged by Cellular Wholesalers, Inc. and by Intellicell Merger Sub, Inc. in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, and in the case of Intellicell Merger Sub, Inc. by written consent of its sole stockholder pursuant to Section 228 of the General Corporation Law of the State of Delaware.

(3)   The name of the surviving corporation is Intellicell Merger Sub, Inc.

(4) The certificate of incorporation of Intellicell Merger Sub, Inc. shall be the certificate of incorporation of the surviving corporation.

(5)   The surviving corporation is a corporation of the State of Delaware.

(6) The executed agreement of merger is on file at the principal place of business of Intellicell Merger Sub, Inc. at 9314 Eton Street, Chatsworth, California 91311.

(7) A copy of the agreement of merger will be furnished by Intellicell Merger Sub, Inc., on request and without cost, to any stockholder of Intellicell Merger Sub, Inc. or Cellular Wholesalers, Inc.

(8) The authorized capital stock of Cellular Wholesalers, Inc. is 10,000 shares of Common Stock, $1.00 par value.

      IN WITNESS WHEREOF, Intellicell Merger Sub, Inc. has caused this certificate to be signed by Michael Hedge, its authorized officer, on the 29th day of October 1999.


                              INTELLICELL MERGER SUB, INC.

                              By:  /s/ Michael Hedge
                                 -----------------------------
                                     Michael Hedge
                                     Chief Executive Officer